Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (ET) TUESDAY, MAY 6, 2008

LP Reports First Quarter 2008 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today a first quarter net loss of $46 million, or $0.45 per diluted share, on sales from continuing operations of $349 million.  In the first quarter of 2007, LP’s net loss was $37 million, or $0.36 per diluted share, on sales from continuing operations of $395 million.

For the first quarter of 2008, loss from continuing operations was $46 million, or $0.45 per diluted share. In the first quarter of 2007, LP’s loss from continuing operations was $36 million, or $0.35 per diluted share.

“The continued weakness in the housing sector resulted in LP reporting a loss for the first quarter,” said Rick Frost, CEO.  “We took significant downtime at most of our mills to balance production to lowered demand.  Based upon the current inventory of existing homes, difficulties in the mortgage market, energy related raw materials costs and the possibility of a mild recession; we expect these conditions to continue for at least the next several quarters.”

At 11:00 a.m. ET (8:00 a.m. PT) today, LP will host a webcast on its first quarter 2008 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended
	March 31,
	2008	2007

Net sales	$349.4	$394.6

Loss before income taxes and equity in earnings of unconsolidated affiliates	$(75.5)	$(64.1)

Loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net and other than temporary impairment of investments	$(48.1)	$(32.7)

Loss from continuing operations	$(45.9)	$(36.1)

Net loss	$(46.4)	$(37.4)

Net loss per share - basic and diluted	$(0.45)	$(0.36)

Average shares outstanding (in millions)
Basic and diluted	102.9	104.1

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Loss from continuing operations	$(45.9)	$(36.1)

(Gain) loss on sale or impairment of long-lived assets	(0.4)	5.5
Other operating credits and charges, net	(4.0)	—
Other than temporary impairment of investments	0.8	—
	(3.6)	5.5
(Provision) benefit for income taxes on above items	1.4	(2.1)
	(2.2)	3.4

	$(48.1)	$(32.7)

Per share - basic and diluted	$(0.47)	$(0.31)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2008	2007

Net Sales	$349.4	$394.6

Operating costs and expenses
Cost of sales	372.8	391.7
Depreciation, amortization and cost of timber harvested	26.6	28.5
Selling and administrative	40.1	40.3
(Gain) loss on sale or impairment of long-lived assets	(0.4)	5.5
Other operating credits and charges, net	(4.0)	—
Total operating costs and expenses	435.1	466.0

Loss from operations	(85.7)	(71.4)

Non-operating income (expense)
Foreign currency exchange gain (loss)	9.4	(2.8)
Other than temporary investment impairment	(0.8)	—
Interest expense, net of capitalized interest	(11.2)	(10.3)
Investment income	12.8	20.4
Total non-operating income (expense)	10.2	7.3

Loss before income taxes and equity in loss of unconsolidated affiliates	(75.5)	(64.1)
Benefit for income taxes	(35.9)	(31.3)
Equity in loss of unconsolidated affiliates	6.3	3.3

Loss from continuing operations	(45.9)	(36.1)

Discontinued operations
Loss from discontinued operations before income taxes	(0.8)	(2.2)
Benefit for income taxes	(0.3)	(0.9)
Loss from discontinued operations	(0.5)	(1.3)

Net loss	$(46.4)	$(37.4)

Net loss per share of common stock (basic):
Loss from continuing operations	$(0.45)	$(0.35)
Loss from discontinued operations	—	(0.01)
Net loss - per share basic	$(0.45)	$(0.36)

Net loss per share of common stock (diluted):
Loss from continuing operations	$(0.45)	$(0.35)
Loss from discontinued operations	—	(0.01)
Net loss - per share diluted	$(0.45)	$(0.36)

Average shares of stock outstanding - basic and diluted	102.9	104.1

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$211.7	$352.1
Short-term investments	202.1	180.1
Receivables, net	305.7	243.1
Inventories	224.8	212.1
Prepaid expenses and other current assets	4.9	7.6
Deferred income taxes	0.5	0.5
Current portion of notes receivable from asset sales	74.4	74.4
Current assets of discontinued operations	4.5	6.0
Total current assets	1,028.6	1,075.9

Timber and timberlands	60.1	64.1

Property, plant and equipment	2,284.1	2,257.7
Accumulated depreciation	(1,206.1)	(1,180.9)
Net property, plant and equipment	1,078.0	1,076.8
Goodwill	273.5	273.5
Notes receivable from asset sales	258.6	258.6
Restricted cash	69.2	61.2
Long-term investments	128.2	152.9
Investments in and advances to affiliates	197.0	198.2
Other assets	59.7	63.1
Long-term assets of discontinued operations	5.0	5.0
Total assets	$3,157.9	$3,229.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$122.3	$127.6
Short-term notes payable	83.7	45.2
Accounts payable and accrued liabilities	188.0	222.1
Current portion of limited recourse notes payable	73.5	73.5
Current portion of deferred tax liabilities	4.4	4.4
Current portion of contingency reserves	15.8	15.8
Total current liabilities	487.7	488.6

Long-term debt, excluding current portion:
Limited recourse notes payable	253.3	253.3
Other long-term debt	240.5	232.5
Total long-term debt, excluding current portion	493.8	485.8

Deferred income taxes	326.3	340.0
Other long-term liabilities	78.2	79.6
Contingency reserves, excluding current portion	12.6	15.8
Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	436.3	439.0
Retained earnings	1,568.3	1,630.1
Treasury stock	(297.6)	(302.0)
Accumulated comprehensive loss	(64.6)	(64.5)
Total stockholders’ equity	1,759.3	1,819.5
Total liabilities and equity	$3,157.9	$3,229.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46.4)	$(37.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	26.6	29.3
Loss from unconsolidated affiliates	6.3	3.3
(Gain) loss on sale or impairment of long-lived assets	(0.4)	4.5
Other operating credits and charges, net	1.8	—
Exchange (gain) loss on remeasurement	(7.8)	2.9
Cash settlement of contingencies	(6.1)	(3.7)
Pension (payments) expense, net	3.4	(5.3)
Net accretion on available for sale securities	(0.6)	(3.8)
Other than temporary impairment on investments	0.8	—
Other adjustments, net	2.7	(0.9)
Increase in receivables	(62.4)	(55.6)
Increase in inventories	(6.6)	(33.9)
Decrease in prepaid expenses	2.0	5.8
Decrease in accounts payable and accrued liabilities	(15.7)	(9.7)
(Decrease) increase in deferred income taxes	(6.2)	0.2
Net cash used in operating activities	(108.6)	(104.3)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(36.8)	(57.9)
Investments and advances to joint ventures	(4.7)	(5.8)
Cash paid for purchase of investments	(102.0)	(703.3)
Proceeds from sale of investments	91.1	859.6
Increase in restricted cash under letters of credit and credit facility requirements	(8.0)	(6.5)
Other investing activities, net	1.0	1.5
Net cash (used in) provided by investing activities	(59.4)	87.6

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	8.0	8.0
Repayment of long-term debt	(0.1)	(0.1)
Net borrowings under revolving credit lines and short-term notes payable	38.5	66.0
Payment of cash dividends	(15.4)	(15.6)
Sale of common stock under equity plans	—	0.1
Net cash provided by financing activities	31.0	58.4

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(3.4)	—

Net increase (decrease) in cash and cash equivalents	(140.4)	41.7
Cash and cash equivalents at beginning of period	352.1	265.7

Cash and cash equivalents at end of period	$211.7	$307.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2008	2007

Net sales:
OSB	$154.9	$188.9
Siding	107.1	104.1
Engineered Wood Products	60.6	80.2
Other	28.6	23.8
Less: Intersegment sales	(1.8)	(2.4)
	$349.4	$394.6

Operating profit (loss):
OSB	$(62.1)	$(64.5)
Siding	0.3	9.4
Engineered Wood Products	(8.1)	6.4
Other	(2.5)	2.4
Other operating credits and charges, net	4.0	—
Gain (loss) on sales or impairment of long-lived assets	0.4	(5.5)
General corporate and other expenses, net	(24.0)	(22.9)
Foreign currency gains (losses)	9.4	(2.8)
Other than temporary impairment of investments	(0.8)	—
Investment income	12.8	20.4
Interest expense, net of capitalized interest	(11.2)	(10.3)
Income (loss) from operations before income taxes	(81.8)	(67.4)
Provision (benefit) for income taxes	(35.9)	(31.3)
Income (loss) from continuing operations	$(45.9)	$(36.1)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               The major components of  “Other operating credits and charges, net” and “(Gain) loss on sale or impairment of long lived assets” in the Consolidated Statements Of Income for the quarter ended March 31 are described below:

In the first quarter of 2007, LP recorded a charge of $5.0 million to reduce the carrying value of a sawmill mill located in Quebec to the estimated sales prices less selling costs.

In the first quarter of 2008, LP recorded a net gain of $4.0 associated with product related warranty reserves and insurance settlements associated with LP hardboard class action suit and other associated hardboard siding liabilities.

3.               During the first quarter of 2008, LP recorded other comprehensive losses of $12.7 million ($7.8 million after-tax) as a reduction to shareholders’ equity associated with LP’s auction rate security holdings due to further temporary declines in the estimated fair value.

4.               Income Taxes

	Quarter Ended March 31,
	2008	2007
Loss from continuing operations	$(81.8)	$(67.4)
Loss from discontinued operations	(0.8)	(2.2)
	(82.6)	(69.6)
Total tax benefit	36.2	32.2
Net loss	$(46.4)	$(37.4)

Accounting standards require that income tax expense for interim periods be determined by applying the estimated annual effective income tax rate,  by income component, to year-to-date income or loss at the end of each quarter, then adding or subtracting the impact of any changes in reserve requirements or statutory tax rate changes, if any.  Each quarter the income tax accrual is adjusted to the latest estimate and the difference from the previously accrued year-to-date balance is adjusted to the current quarter.  For the quarter ended March 31, 2008 and March 31, 2007, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to our foreign debt structure, state income taxes and deductible foreign income taxes.

The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended March 31,
	2008		2007
	Tax Benefit	Tax Rate	Tax Benefit	Tax Rate
Continuing operations	$35.9	44%	$31.3	46%
Discontinued operations	0.3	39%	0.9	39%
	$36.2	44%	$32.2	46%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended March 31,
	2008	2007

Oriented strand board, million square feet 3/8” basis (1)	1,067	1,350

Oriented strand board, million square feet 3/8” basis (produced by non-commodity OSB mills)	113	41

Wood-based siding, million square feet 3/8” basis	213	242

Engineered I-Joist, million lineal feet (1)	18	35

Laminated veneer lumber (LVL), thousand cubic feet (1)	1,516	2,166

(1) Includes volumes produced by joint venture operations and sold to LP and volumes produced under exclusive sales arrangements.